UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200, La Jolla, California 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2014, Ligand Pharmaceuticals Incorporated (the “Company”) issued $245.0 million in aggregate principal amount of its 0.75% Convertible Senior Notes due 2019 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the Notes sold reflects the exercise in full by the initial purchasers of the Notes (the “Initial Purchasers”) of their option to purchase up to an additional $20.0 million in aggregate principal amount of the Notes. The Notes were issued pursuant to an Indenture, dated as of August 18, 2014 (the “Indenture”) between the Company and Wilmington Trust, National Association, as trustee. The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

The Notes are the Company’s unsecured senior obligations. The Notes bear interest semi-annually at a rate of 0.75% per year, payable on February 15 and August 15 of each year. The Notes will mature on August 15, 2019, unless earlier repurchased or converted in accordance with their terms prior to such date. Prior to May 15, 2019, the Notes will be convertible at the option of the holders only upon satisfaction of certain conditions and during certain periods. From and after May 15, 2019, the notes will be convertible without regard to those conditions at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, an amount up to the principal amount of the notes will be paid in cash and, if applicable, any amount above the principal amount will be paid in common stock or cash at the Company’s option. Holders of the Notes will have the right to require the Company to repurchase all or some of their Notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain events. The conversion rate for the Notes will initially be 13.3251 shares per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $75.05 per share of common stock, and is subject to adjustment under the terms of the Notes. The initial conversion price of the Notes represents a premium of approximately 35.0% to the $55.59 per share closing price of the Company’s common stock on August 12, 2014.

In connection with the pricing of the Notes on August 12, 2014, the Company entered into privately negotiated convertible note hedge transactions (together, the “Base Convertible Note Hedge Transactions”) with each of Bank of America, N.A. and Deutsche Bank AG, London Branch (together, the “Option Counterparties”). In addition, on August 14, 2014, the Company entered into additional convertible note hedge transactions (the “Additional Convertible Note Hedge Transactions,” and, together with the Base Convertible Note Hedge Transactions, the “Convertible Note Hedge Transactions”) with each of the Option Counterparties. The Convertible Note Hedge Transactions cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s common stock underlying the Notes, as described below. On August 12, 2014 and August 14, 2014, the Company also entered into separate, privately negotiated warrant transactions (the “Base Warrant Transactions” and the “Additional Warrant Transactions,” respectively, and together, the “Warrant Transactions”) with each of the Option Counterparties initially relating to the number of shares of the Company’s common stock underlying the Convertible Note Hedge Transactions, subject to customary anti-dilution adjustments.

The Convertible Note Hedge Transactions are expected generally to reduce the potential dilution and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price of the Company’s common stock is greater than the strike price of the Convertible Note Hedge Transactions, which initially corresponds to the initial conversion price of the Notes. The Warrant Transactions could separately have a dilutive effect if the market price of the Company’s common stock exceeds the strike price of the Warrant Transactions. The strike price of the Warrant Transactions will initially be approximately $125.08 per share of the Company’s common stock and is subject to certain adjustments under the terms of the Warrant Transactions. The Convertible Note Hedge Transactions and the Warrant Transactions are separate transactions, in each case, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions or the Warrant Transactions.

The net proceeds from the sale of the Notes, including net proceeds from the exercise in full by the Initial Purchasers of their option to purchase up to an additional $20.0 million in aggregate principal amount of the Notes, were approximately $239.1 million, after deducting the Initial Purchasers’ discounts and commissions and the estimated offering and expenses payable by the Company. The Company used approximately $36.5 million of the net proceeds to pay the cost of the Convertible Note Hedge Transactions, after taking into account the proceeds to the Company of the Warrant Transactions, and approximately $37.8 million of the net proceeds to repurchase shares of the Company’s common stock from purchasers of the Notes in privately negotiated transactions concurrently with the offering. The Company expects to use the remainder of the net proceeds from the offering of the notes for additional share repurchases up to a total of $200.0 million inclusive of the repurchases concurrent with the convertible transaction, which repurchases may be effected from time to time in open-market transactions, in negotiated transactions or pursuant to an accelerated share repurchase transaction or similar transaction, and for other general corporate purposes. The Company may also use a portion of the net proceeds to acquire new businesses through one or more strategic transactions; however, the Company has no current commitments or obligations with respect to any acquisitions or strategic transactions.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture (including the form of the Note), which is attached hereto as Exhibit 4.1 and incorporated herein by reference. The foregoing description of the Convertible Note Hedge Transactions and the Warrant Transactions is qualified in its entirety by reference to the confirmations for the Convertible Note Hedge Transactions and the Warrant Transactions, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference in this Item 3.02.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company entered into the Warrant Transactions with the Option Counterparties in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Option Counterparties. The Warrant Transactions and the shares of the Company’s common stock issuable upon exercise of the warrants comprising the Warrant Transactions, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of August 18, 2014, between the Company and Wilmington Trust, National Association, as trustee, including the form of 0.75% Convertible Senior Notes due 2019.

10.1	Letter Agreement, dated as of August 12, 2014, between Bank of America, N.A. and the Company regarding the Base Convertible Note Hedge Transactions.

10.2	Letter Agreement, dated as of August 12, 2014, between Bank of America, N.A. and the Company regarding the Base Warrant Transactions.

10.3	Letter Agreement, dated as of August 12, 2014, between Deutsche Bank AG, London Branch and the Company regarding the Base Convertible Note Hedge Transactions.

10.4	Letter Agreement, dated as of August 12, 2014, between Deutsche Bank AG, London Branch and the Company regarding the Base Warrant Transactions.

10.5	Letter Agreement, dated as of August 14, 2014, between Bank of America, N.A. and the Company regarding the Additional Convertible Note Hedge Transactions.

10.6	Letter Agreement, dated as of August 14, 2014, between Bank of America, N.A. and the Company regarding the Additional Warrant Transactions.

10.7	Letter Agreement, dated as of August 14, 2014, between Deutsche Bank AG, London Branch and the Company regarding the Additional Convertible Note Hedge Transactions.

10.8	Letter Agreement, dated as of August 14, 2014, between Deutsche Bank AG, London Branch and the Company regarding the Additional Warrant Transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: August 18, 2014	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of August 18, 2014, between the Company and Wilmington Trust, National Association, as trustee, including the form of 0.75% Convertible Senior Notes due 2019.

10.1	Letter Agreement, dated as of August 12, 2014, between Bank of America, N.A. and the Company regarding the Base Convertible Note Hedge Transactions.

10.2	Letter Agreement, dated as of August 12, 2014, between Bank of America, N.A. and the Company regarding the Base Warrant Transactions.

10.3	Letter Agreement, dated as of August 12, 2014, between Deutsche Bank AG, London Branch and the Company regarding the Base Convertible Note Hedge Transactions.

10.4	Letter Agreement, dated as of August 12, 2014, between Deutsche Bank AG, London Branch and the Company regarding the Base Warrant Transactions.

10.5	Letter Agreement, dated as of August 14, 2014, between Bank of America, N.A. and the Company regarding the Additional Convertible Note Hedge Transactions.

10.6	Letter Agreement, dated as of August 14, 2014, between Bank of America, N.A. and the Company regarding the Additional Warrant Transactions.

10.7	Letter Agreement, dated as of August 14, 2014, between Deutsche Bank AG, London Branch and the Company regarding the Additional Convertible Note Hedge Transactions.

10.8	Letter Agreement, dated as of August 14, 2014, between Deutsche Bank AG, London Branch and the Company regarding the Additional Warrant Transactions.